EXECUTION COPY



SCHEDULE
to the
Master Agreement
dated as of June 26, 2002
between
DRESDNER BANK AG ("Party A"),

and

The MBNA CREDIT CARD MASTER NOTE TRUST ("Party B"), a trust formed pursuant to a trust agreement dated as of May 4, 2001, as amended and restated as of May 24, 2001, and as amended as of July 12, 2001 (as amended and restated, the "Trust Agreement").


Part 1.	Termination Provisions

In this Agreement:

(a) "Specified Entity" shall not apply for purposes of this Agreement.

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii), the "Misrepresentation" provisions of Section 5(a)(iv), the "Default under Specified Transaction" provisions of Section 5(a)(v), the "Cross Default" provisions of Section 5(a)(vi), the "Merger Without Assumption" provisions of Section 5(a)(viii), the "Tax Event" provisions of Section 5(b)(ii), "Tax Event Upon Merger" provisions of Section 5(b)(iii), and the "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B. Solely with respect to payments required to be made by Party A after the occurrence of an Early Redemption Event with respect to the Class A Notes, the word "third" in the final line of Section 5(a)(i) shall be replaced with "12:00 noon New York City time of the first (or such other time as may be mutually agreed to by Party A, Party B and the Note Rating Agencies)".

(d) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(e) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply; provided, however, that in the case of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected Party, the related
Settlement Amount, if negative, will be deemed to be zero if the Market Quotation (as such term is modified pursuant to Part 1 (f) below) cannot be determined.

(f) Market Quotation. Notwithstanding anything to the contrary in the definition of Market Quotation in Section 14, in the case of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected
Party, the Market Quotation, if negative, will be deemed to be the negative quotation, if any, with the highest absolute value received from any Reference Market-maker, even if only one quotation is provided, with which Party B is able, using its best efforts, to enter into a Replacement Transaction even if Party B reasonably believes such Market Quotation would not produce a commercially reasonable result.

(g) "Reference Market-maker" will not have the meaning specified in
Section 14, but will instead mean the following:

		"Reference Market-maker" means five leading dealers in the relevant market selected by the party determining the Market
Quotation in good faith (a) from among dealers which are rated not lower than investment grade by S&P and Moody's which satisfy the criteria that such party applies generally at that time in deciding whether to offer or make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city.

(h) "Termination Currency" means United States Dollars ("USD").


Part 2.	Tax Representations.

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

	It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) and 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of this Agreement; and
(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(i) The following representation will apply to Party B:

It is a US person for US federal income tax purposes.

(ii) The following representation will apply to Party A:

(x) For United States Federal income tax purposes, it is a corporation that is the beneficial owner of each payment received or to be received by it in connection with this Agreement and such payment will be effectively connected with its conduct of a trade or business in the United States of
America".

(y) It is a "foreign person" as defined in section 1.6041-
4(a)(4) of the
United States Treasury Regulations.

Part 3.	Agreement to Deliver Documents.

	For the purpose of Sections 3(d), 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

	(a)	Tax forms, documents or certificates to be delivered are:
Party required to deliver document-

Form/Document/Certificate-
Date by which
to be delivered-Covered by Section 3(d) Representation
Party B-Any form or document that may be reasonably requested, and that Party B is eligible to provide, in order to allow the requesting party to make a payment without (or with reduced) withholding Tax.-Promptly upon reasonable demand by the other party.-Yes
Party A-Two accurate and completed signed copies of Internal Revenue Service Form W-8ECI, all other related forms (including any certificate with respect thereto) as Party B may reasonably request, and any form or document that may be reasonably requested, and that Party A is eligible to provide, in order to allow the requesting party to make a payment without (or with reduced) withholding Tax.-Within 30 days of the execution and delivery of this Agreement, but in no event later than the date of the first payment made by Party A to Party B in connection with the Agreement and additionally, prior to the date on which the first payment is to be made by Party A, with respect to each fourth (4th) calendar year succeeding the execution of the last delivered such form; and within the earlier of (i) 30 days of a change in circumstances that renders the forms previously delivered to Party A inaccurate or incomplete in any material respect or (ii) the first Fixed Rate Payer Payment Date which falls after a change in circumstances that renders the forms previously delivered to Party B inaccurate or incomplete in any material respect.-Yes

	(b)	Other documents to be delivered are:

Party required to deliver document-

Form/Document/Certificate-
Date by which
to be delivered-Covered by Section 3(d) Representation
Party A-Opinions of counsel for Party A substantially in the form of Exhibit A to this Schedule-Upon execution of this Agreement-Yes
Party A-An incumbency certificate with respect to the signatory of this Agreement or a copyof relevant pages of Party A's signature list-Upon execution of this Agreement-Yes
Party B-An opinion of counsel for Party B substantially in the form of Exhibit B to this Schedule-Upon execution of this Agreement-Yes
Party B-An incumbency certificate with respect to the signatory of this Agreement or a copy of the relevant pages of the authorized signatory certificate-Upon execution of this Agreement-Yes

Part 4.	Miscellaneous.

(a) Addresses for Notices.  For the purpose of Section 12(a):

Address for notices or communications to Party A:

Address: 	Dresdner Bank AG
Juergen-Ponto Platz 1, 60301
Frankfurt(Main), Germany
Attention: UB TB CTS Treasury Service 2, Global
Operations
OTC-Interest Rate Derivatives
Telex No.: 418-9751  	Answerback:  drf f
Telephone No.:  49 69 263 13668
Facsimile No.:  49 69 263 8718

For all purposes.

	Address for notices or communications to Party B:

	Address:	MBNA Credit Card Master Note Trust
			c/o MBNA America Bank,
			  National Association, as Beneficiary
			Securitization Servicing
			Wilmington, Delaware 19884-2824
			Attention:		Tony Romano
			Telephone No.: 	(302) 457-0331
			Facsimile No.: 		(302) 457-0715

	For all purposes.

(b) Process Agent.  For the purpose of Section 13(c):

	Party A appoints as its Process Agent:

Dresdner Bank AG, New York Branch
75 Wall Street
New York, New York 10005-2889
Attention:  Legal Department

	Party B appoints as its Process Agent:	Not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party.  For the purpose of Section 10(c) of this
Agreement.

Party A is not a Multibranch Party.

	Party B is not a Multibranch Party.

(e) Calculation Agent.  The Calculation Agent is the Indenture
Trustee, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f) Credit Support Document.  Details of any Credit Support Document:

	In the case of Party A:  Not applicable.

	In the case of Party B:  Not applicable.

(g) Credit Support Provider.

	In relation to Party A:  Not applicable.

	In relation to Party B: Not applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine but without prejudice to the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to any of the Transactions, except that it will not apply to payments by each Party to the other if Party B so notifies Party A ten (10) days in advance of the date such payments are due.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement, except that with respect to Party B there shall be deemed to be no Affiliates.

Part 5.	Other Provisions.

(a) Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with, this Agreement. A form of Confirmation is set forth as Exhibit C hereto.

(b) Waiver of Trial By Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter this Agreement by, among other things, the mutual waivers and certifications in this Section.

(c) Non-Petition. Party A hereby agrees that it will not bring any action (whether in bankruptcy or otherwise) against Party B in any court prior to the date which is one year and one day after all Notes (as such term is defined in the Indenture) of Party B have been paid in full.

(d)	Assignment.  In the event the long-term, senior unsecured debt rating of Party A is lowered to below the category of BBB- by Standard & Poor's Ratings Services ("S&P") or Baa3 by Moody's Investors Service, Inc. ("Moody's") or such rating agencies' then equivalent ratings, or such ratings are withdrawn by either S&P or Moody's, Party B shall direct Party A to assign and delegate, and Party A shall assign and delegate, its rights and obligations under any Transaction to a replacement counterparty.

(e)	Provision for Payments from Party B.  Notwithstanding anything contained in this Agreement to the contrary, any amount required to be paid by Party B pursuant to this Agreement will be payable only to the extent provided in, and from amounts on deposit in the Interest Funding sub-Account for the Class A(2002-6) Notes which are specifically available to be applied therefor pursuant to,
Section 3.13(d) of the Indenture Supplement, as determined pursuant to Section 2.03(b) of the Terms Document and any amounts specifically available to be applied therefor pursuant to Section
2.12 of the Terms Document (as such terms are defined in the Confirmation).

(f)	Relationship Between Parties.  Each party will be deemed to
represent to the other party on the date on which it enters into this Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

	(i)	Non-Reliance.  It is acting for its own account, and it has
made its own independent decisions to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication
(written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement.

	(ii)	Assessment and Understanding.  It is capable of assessing
the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement.

	(iii)	Status of Parties.  The other party is not acting as a
fiduciary for or as adviser to it in respect of this Agreement.

(g)	Additional Representations.  Each of Party A and Party B
represents that (i) it is an "eligible contract participant" as defined in 1a(12) of the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2000 (7 U.S.C. 1a(12)) and (ii) the material terms of this Agreement and the Swap Transaction have been individually tailored and negotiated.

(h)	Negative Interest Rates.  Party A and Party B agree that:

	if, with respect to a Calculation Period for a Transaction, a party ("X") is obligated to pay a Floating Amount that is a negative number (either by reason of a negative Floating Rate or the subtraction of a Spread from the Floating Rate), the Floating Amount with respect to X for that Calculation Period will be deemed to be zero, and the other party ("Y") will pay to X the absolute value of the negative Floating Amount, in addition to any amounts otherwise owed by Y to X, on the Payment Date such Floating Amount would have been payable if it had been a positive number. Any amounts paid by Y to X pursuant to this provision will be paid to such account as X may designate (unless Y gives timely notice of a reasonable objection to such designation) in the currency in which that Floating Amount would have been paid if it had been a positive number (and without regard to the currency in which Y is otherwise obligated to make payments).

(i)	Limited Recourse.  It is expressly understood and agreed by the parties hereto that (i) this Agreement and each Transaction entered into pursuant to this Agreement is entered into by MBNA
America Bank, National Association, not individually or personally but solely as Beneficiary of the MBNA Credit Card Master Note
Trust (the "Trust") in the exercise of the powers and authority conferred and vested in it, (ii) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Beneficiary but are made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Beneficiary, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Persons claiming by, through or under such parties; provided, however, that the Beneficiary shall be liable in its individual capacity for its own willful misconduct or gross negligence and (iv) under no circumstances shall the Beneficiary be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(j)	Condition Precedent.  It shall be a condition precedent to the effectiveness of this Agreement that the Trust shall deposit the Required Derivative Reserve Amount in the Derivative Reserve
Account on the Issuance Date.

	The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.



					DRESDNER BANK AG



					By: __/s/ Sarah Donnelly
					Name:   Sarah Donnelly
					Title:   Vice President


					By: _______________________
					Name:
					Title:


					MBNA CREDIT CARD MASTER NOTE TRUST
					By:  MBNA America Bank, National
Association,
						solely in its capacity as
beneficiary and not in its
						individual capacity



					By: _/s/ Kevin F.
Sweeney______________________
					Name:  Kevin F. Sweeney
					Title:	First Vice President
	EXHIBIT A to Schedule

	[Form of Opinion of Counsel for Party A]

EXHIBIT B to Schedule

[Form of Opinion of Counsel for Party B]

	EXHIBIT C to Schedule


Date:		June 26, 2002

To:		MBNA Credit Card Master Note Trust

		Telephone: (302) 457-0331
		Facsimile: (302) 457-0751

From:		Dresdner Bank AG

Subject:	Swap Transaction

		The purpose of this communication is to set forth the terms and conditions of the swap transaction entered into on the Trade Date referred to below (the "Swap Transaction"), between the MBNA CREDIT CARD MASTER NOTE TRUST ("Party B"), but only relates to the MBNAseries 3.90% Class A(2002-6) Notes (the "Class A Notes") issued pursuant to the Indenture dated as of May 24, 2001 (the "Indenture") as supplemented by the MBNAseries Indenture Supplement dated as of May 24, 2001 (the "Indenture Supplement") and as further supplemented by the Class A(2002-
6) Terms Document dated as of June 26, 2002 (the "Terms Document"), and DRESDNER BANK AG ("Party A"). This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

		This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 26, 2002 between Party A and Party B (the "Master Agreement"). All provisions contained in, or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below.

		This Confirmation and the Schedule to the Master Agreement (the "Schedule") each incorporate the definitions and provisions contained in (i) the 2000 ISDA Definitions (as amended and supplemented through June 26, 2002) (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions"), without regard to any amendment or supplement to the Definitions subsequent to the date hereof, and (ii) the Terms Document, the Indenture Supplement and the Indenture. In the event of any inconsistency between the definitions in the Terms Document and any of the Indenture Supplement, the Indenture, the Definitions, the Schedule or this Confirmation, the definitions in the Terms Document will govern; in the event of any inconsistency between the definitions in the Indenture Supplement and any of the Indenture, the Definitions, the Schedule or this Confirmation, the definitions in the Indenture Supplement will govern; in the event of any inconsistency between the definitions in the Indenture and any of the Definitions, the Schedule or this Confirmation, the definitions in the Indenture will govern; in the event of any inconsistency between this Confirmation and either the Schedule or the Definitions, this Confirmation will govern; and in the event of any inconsistency between the Schedule and the Definitions, the Schedule will govern.

		The terms of this particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:-June 26, 2002
Effective Date:-The Issuance Date for the Class A Notes
Termination Date:-June 15, 2005; provided, however, that in the event of an Early Redemption Event described in Section 1201(c) of the Indenture or an Event of Default and acceleration under the Indenture with respect to the Class A Notes, the Termination Date will be the earlier of (i) the date on which the Notional Amount is zero and (ii) June 15, 2005. Fixed Amounts:-
Fixed Rate Payer:-Party A.
Fixed Rate:-3.90%.
Fixed Amount for Initial Fixed Rate Payer Payment Date:-$3,981,250.00. Fixed Amount:-For each Fixed Rate Payer Payment Date other than the initial Fixed Rate Payer Payment Date, an amount calculated on a formula basis for that Fixed Rate Payer Payment Date as follows:
Fixed Rate
Fixed     =NotionalxFixed
AmountAmount Rate
12
Fixed Rate Notional
Amount:-For the initial Fixed Rate Payer Payment Date, $750,000,000 (the Initial Dollar Principal Amount of the Class A Notes), and for each Fixed Rate Payer Payment Date thereafter the Outstanding Dollar Principal Amount of the Class A Notes as of the Record Date immediately preceding such Fixed Rate Payer Payment Date
Fixed Rate Payer Payment Dates:-The Business Day immediately prior to each Interest Payment Date.
Floating Amounts:-
Floating Rate Payer:-Party B.
Calculation Periods:-For the initial Floating Rate Payer Payment Date, the period from and including the Effective Date through the day preceding the first Interest Payment Date; and for each Floating Rate Payer Payment Date thereafter, each Calculation Period will be the period from and including the previous Interest Payment Date through the day preceding the current Interest Payment Date.
Floating Rate Payer PaymentDates:-The Business Day immediately prior to each Interest Payment Date.
Floating Rate Option:-USD-LIBOR-BBA; provided, however, that the last sentence of the definition of "USD-LIBOR-Reference Banks" is hereby amended to replace the penultimate use of "that Reset Date" with "the day that is two London Banking Days preceding that Reset Date."
Reset Dates:-Means, with respect to the initial Floating Rate Payer Payment Date, the Effective Date, and with respect to each Floating Rate Payer Payment Date after the initial Floating Rate Payer Payment Date, the first day of the related Calculation Period for such Floating Rate Payer Payment Date.
Designated Maturity:-One month.
-
Floating Amount for Initial Floating Rate Payer Payment Date:-
$1,989,687.50.
Floating Rate Notional Amount:-For the initial Floating Rate Payer Payment Date, $750,000,000 (the Initial Dollar Principal Amount of the Class A Notes), and for each Floating Rate Payer Payment Date thereafter the Outstanding Dollar Principal Amount of the Class A Notes as of the Record Date immediately preceding such Floating Rate Payer Payment Date. Floating Rate Day Count Fraction:-Actual/360.
Compounding:-Not Applicable.
Calculation Agent:         -Indenture Trustee.
Business Days:             -New York and Newark, Delaware.
Interest Payment Dates:-The fifteenth day of each month commencing August 2002, or if such fifteenth day is not a Business Day, the next succeeding Business Day.
Credit Support Document:   -Not applicable.
Other Provisions:-If at any time during the Term of the Swap Transaction
(i) Party A's short-term credit rating (or the then equivalent rating) from S&P is below A-1, or is withdrawn by S&P, or (ii) if Party A does not have a short-term credit rating from S&P, Party A's long-term credit rating (or the then equivalent rating) from S&P is below A+, or is withdrawn by S&P, Party B shall establish and maintain with a Qualified Institution, in the name of Party B for the benefit of the holders of the Class A Notes, the interest reserve account as a segregated trust account held for the benefit of holders of the Class A Notes (the "Interest Reserve Account"). Within thirty days of such rating or withdrawal, Party A shall fund the Interest Reserve Account in an amount equal to one-twelfth of the product of (a) the Fixed Rate, and (b) the Outstanding Dollar Principal Amount of the Class A Notes on the Record Date preceding such rating or withdrawal for reinvestment in accordance with the Terms Document; provided, however, that the failure of Party A to adequately fund the Interest Reserve Account within thirty days of such rating or withdrawal shall not constitute an Event of Default pursuant to the provisions of subsection 5(a) or a Termination Event pursuant to the provisions of subsection 5(b). Party A shall treat the amount on deposit in the Interest Reserve Account as its money for tax purposes. After establishment of the Interest Reserve Account, in the event there shall occur an Early Termination Date as a result of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected Party, the funds then contained in the Interest Reserve Account will be treated as MBNAseries Available Funds to the extent provided in the Terms Document and the Indenture Supplement. Upon termination of the Interest Reserve Account as provided in the Terms Document after payment of all amounts owing to the holders of the Class A Notes that are payable from such account, Party B will release all amounts on deposit therein to Party A. -If Party B notifies Party A that netting of payments will not apply to any of the Transactions pursuant to Part 4(i) of the Schedule, each payment obligation of Party B under Section 2(a)(i) of the Master Agreement in respect of this Swap Transaction shall be subject to the condition precedent that in respect of each such payment obligation each amount payable by Party A with respect to this Swap Transaction shall be paid by Party A by 12:00 noon, New York City time, on the relevant Fixed Rate Payer Payment Date.
 London Banking Day:-New York, New York and London, England.
Governing Law:-New York.
Offices:-Party A is not a Multibranch Party.
-Party B is not a Multibranch Party.
Payment Instructions
for Party A USD:-Dresdner Bank, New York DRESUS33
ABA # 0260-0830-3
Account No. 400-00
Favor: Dresdner Bank AG, Frankfurt
Payment Instructions
for the Trust in USD:-The Bank of New York, New York
ABA# 021-000-018
A/C of MBNA Credit Card Master Note Trust
MBNAseries, Class A(2002-6)
A/C# 054640

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Swap Transaction by signing in the space provided below and sending a copy of the executed Confirmation to us.

It has been a pleasure working with you on this transaction and we look forward to working with you again in the future.

			Very truly yours,

			DRESDNER BANK AG



					By: __/s/ Sarah Donnelly
					Name:   Sarah Donnelly
			Title:   Vice President

					By: _______________________
					Name:
					Title:


Agreed and Accepted by:

MBNA CREDIT CARD MASTER NOTE TRUST

By:	MBNA America Bank, National Association,
	  solely in its capacity as beneficiary
		and not in its individual capacity


By:   	/s/ Kevin F. Sweeney
Name:	Kevin F. Sweeney
Title:	First Vice President
















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